Pacific Select Fund NSAR 6-30-11
EXHIBIT 77Q1(a)
MATERIAL AMENDMENTS TO REGISTRANT'S CHARTER OR BYLAWS



The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000950123-11-040183 filed on April 27, 2011, and incorporated by reference herein:

Pacific Select Fund Amended and Restated Agreement and
Declaration of Trust

Pacific Select Fund By-Laws